As filed with the Securities and Exchange Commission on October 12, 2006
Commission File No. 333-128584

SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

ADMIRALTY HOLDING COMPANY

(formerly Ruby Mining Company)

(Name of small business issuer in its charter)

Colorado	1000	83-0214117
--------------------------	----------------------------	----------------------
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Organization)	Classification Code Number)	Identification Number)

3318 Highway 5, No. 504
Douglasville, Georgia 30135-2308
(404) 348-4728
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Murray D. Bradley, Jr., Secretary-Treasurer and Chief Financial Officer
3318 Highway 5, No. 504
Douglasville, Georgia 30135-2308
(404) 348-4728
(Name, address and telephone number of agent for service)

Copies to:

Steven A. Cunningham, Esq.
Steven A. Cunningham, P.C.
11660 Alpharetta Hwy., Suite 155

Roswell, Georgia 30076
Telephone: (770) 442-2364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) .

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) .

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) .

FINANCIAL INFORMATION

ITEM. 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINACIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On October 12, 2006, Admiralty Holding Company’s wholly owned subsidiary, Admiralty Corporation (the "Company"), was unable to negotiate a requested one-year extension of the first of the Senior and Junior Debentures (“Debentures”) due to Capital Bank and Holden Holdings, Limited, respectively. The principal amounts due at the maturity date were $2,000,000 and $500,000, respectively, for the Senior and Junior Debentures. The approximate total amount due, including interest, was $4,000,000. The Debentures, by their terms, allowed for an automatic extension of five (5) days in which to cure the default. The Company believed that an extension could be negotiated and it had made offers and received a counteroffer for the extension. However, the counteroffer submitted by the representative of the holders of the Senior Debenture was not acceptable to the Company. Accordingly, to date the parties have not reached an agreement to extend the term of the Debentures and the Company is unable to pay the Debentures.

The Debentures were issued in 1996 and are not collateralized by assets of the Company. To the contrary, the Debentures, by their terms, are subordinate to secured indebtedness of the Company. All of the assets of the Company, except the ship, The New World Legacy, are pledged to certain funds commonly referred to in the Company’s public filings as the NIR Group of Funds. A first lien on the New World Legacy is held by certain individuals, including the CEO of Admiralty Holding Company.

The Debentures carry a default interest rate of 12% per annum and entitle the Debenture holders to receive one percent (1%) of the Company’s earnings for each $100,000 of principal amount of the Debentures. This would translate to twenty-five percent (25%) of the Company’s earnings for the maturing Debentures. The NIR Group of Funds has granted the Company a waiver of default such that the failure to pay the Debentures has not triggered a default in the loans from the NIR Group of Funds.

The Company is continuing to seek a resolution of the default through continued discussions with the representatives of the holders of the Debentures and has submitted a new proposal to which it has yet to receive a response. However, there can be no assurance that the Company will be successful in these negotiations. The Company intends to avail itself of all defenses which may be available to it at law and in equity should litigation be commenced by the holders of the Debentures.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1: Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RUBY MINING COMPANY
(Registrant)

Dated: October 12, 2006	By /s/ Murray D. Bradley, Jr.
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Murray D. Bradley, Jr.
Chief Financial Officer